As filed with the Securities and Exchange Commission on May 19, 2000
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                                           Registration Statement No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          CENTENNIAL TECHNOLOGIES, INC.
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


      Delaware                                          04-2978400
      --------                                          ----------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                  7 Lopez Road
                         Wilmington, Massachusetts 01887
                    (Address of Principal Executive Offices)
                                   (Zip Code)
                          CENTENNIAL TECHNOLOGIES, INC.
                            1999 STOCK INCENTIVE PLAN
                             AS AMENDED AND RESTATED
                            (Full title of the plan)


                                 L. Michael Hone
                      President and Chief Executive Officer
                          Centennial Technologies, Inc.
                                  7 Lopez Road
                         Wilmington, Massachusetts 01887
                     (Name and Address of agent for service)

                                 (978) 988-8848
          (Telephone number, including area code of agent for service)

                                 With a copy to:

                             Raymond C. Zemlin, P.C.
                              Scott F. Duggan, Esq.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000



                         CALCULATION OF REGISTRATION FEE

=============================== ======================== ========================== ========================= ======================
  Title of Securities Being          Amount to Be            Proposed Maximum           Proposed Maximum            Amount of
          Registered                 Registered(1)       Offering Price Per Share      Aggregate Offering        Registration Fee
                                                                                             Price
------------------------------- ------------------------ -------------------------- ------------------------- ----------------------
Common Stock, par value                1,000,000                 $ 7.97(2)                 $7,970,000                $2104.08(3)
$.01 per share
------------------------------- ------------------------ -------------------------- ------------------------- ----------------------

(1) This Registration Statement also relates to such indeterminate number of additional shares available for issuance under the Centennial Technologies, Inc. 1999 Stock Option Plan as Amended and Restated (the "Plan") as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended and based on the average of the high and low sales prices of the Common Stock as reported by certain Internet-based bulletin board services on May 17, 2000.

(3) The Registration Statement also relates to the rights to purchase shares of Series A Junior Participating Preferred Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated as of March 16, 1999. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transfered with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the Common Stock.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Centennial Technologies, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

        (a) the Registrant's latest annual report on Form 10-K for the fiscal year ended March 25, 2000 as filed with the Commission on May 17, 2000 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act");

        (b) all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since March 26, 2000; and

        (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on November 19, 1998, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Registrant's Amended and Restated ByLaws provides that each person who is a director or officer of the Registrant shall be indemnified by the Registrant to the full extent permitted by Section 145 of the General Corporation Law of Delaware ("Section 145").

         Section 145 provides a detailed statutory framework covering indemnification of directors and officers of liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. This section provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a court determines that, despite such adjudication and in view of all of the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and
(iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel or the stockholders. The board of Directors may authorize advancing litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.

         As permitted by Section 145, the Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

ITEM 7.     EXEMPTION FROM REGISTRATION.

            Not applicable.

ITEM 8.     EXHIBITS.

            The following is a complete list of exhibits filed as part of this Registration Statement.

EXHIBIT

    3.1 Certificate of Incorporation of Centennial Technologies, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") on November 6, 1998).
    3.2 Amended and Restated By-laws of Centennial Technologies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Report on Form 8-A filed with the Commission on November 19, 1998).
    4.1 Specimen Certificate of Common Stock of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 1997).
    4.2 Rights Agreement dated as of March 16, 1999 (incorporated herein by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K filed with the Commission on June 4, 1999).
    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
    23.1   Consent of  Goodwin,  Procter & Hoar LLP  (included  in  Exhibit  5.1 hereto).
    23.2   Consent of Ernst & Young LLP, Independent Auditors.
    23.3   Consent of PricewaterhouseCoopers LLP, Independent Auditors.
    24.1 Powers of Attorney (included in the signature page of this Registration Statement).
    99.1 1999 Stock Incentive Plan as Amended and Restated for Centennial Technologies, Inc.


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1)To file,  during any period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i)     To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act;


                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on this 17th day of May, 2000.

                                           CENTENNIAL TECHNOLOGIES, INC.

                                        By:   /s/ L. Michael Hone
                                           -------------------------------------
                                           L. Michael Hone
                                           President and Chief Executive Officer

      KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of L. Michael Hone and Richard J. Pulsifer as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            Signature                                      Title                            Date
            ---------                                      -----                            ----
  /s/  L. Michael Hone                     President, Chief Executive Officer           May 17, 2000
--------------------------------------     (Principal Executive Officer)
      L. Michael Hone

  /s/  William J. Shea                     Chairman of the Board                        May 17, 2000
--------------------------------------
     William J. Shea

  /s/  Richard J. Pulsifer                 Vice President and Chief Financial           May 17, 2000
--------------------------------------     Officer (Principal Financial and
     Richard J. Pulsifer                   Accounting Officer)

  /s/  Eugene M. Bullis                    Director                                     May 17, 2000
--------------------------------------
     Eugene M. Bullis

   /s/  Steven M. DePerrior                Director                                     May 17, 2000
--------------------------------------
     Steven M. DePerrior

  /s/  Jay M. Eastman                      Director                                     May 17, 2000
---------------------------------------
     Jay M. Eastman

    /s/   David A. Lovenheim               Director                                     May 17, 2000
---------------------------------------
     David A. Lovenheim

 /s/  John J. Shields                      Director                                     May 17, 2000
---------------------------------------
     John J. Shields


                                  EXHIBIT INDEX

  Exhibit No.   Description
  -----------

  3.1 Certificate of Incorporation of Centennial Technologies, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") on November 6, 1998).
  3.2         Amended and  Restated  By-laws of  Centennial  Technologies,  Inc.
              (incorporated   herein  by   reference   to  Exhibit  3.1  to  the
              Registrant's Registration Report on Form 8-A filed with the Commission on November 19, 1998).
  4.1 Specimen Certificate of Common Stock of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 14, 1997).
  4.2 Rights Agreement dated as of March 16, 1999 (incorporated herein by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K filed with the Commission on June 4, 1999).
  5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
  23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
  23.2        Consent of Ernst & Young LLP, Independent Auditors.
  23.3        Consent of PricewaterhouseCoopers LLP, Independent Auditors.
  24.1 Powers of Attorney (included in the signature page of this Registration Statement).
  99.1 1999 Stock Incentive Plan as Amended and Restated for Centennial Technologies, Inc.

---------------------------